UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2020

CELLULAR BIOMEDICINE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Perry Parkway, Suite 13 Gaithersburg, MD	20877
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 825-5320

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CBMG	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On August 11, 2020, Cellular Biomedicine Group, Inc., a Delaware corporation (the “Company” or “CBMG”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CBMG Holdings, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), and CBMG Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are newly-formed entities formed on behalf of a consortium consisting of (i) Bizuo (Tony) Liu (CEO of CBMG) and certain other members of CBMG management (Yihong Yao, Li (Helen) Zhang and Chengxiang (Chase) Dai) (collectively, the “Management Rollover Stockholders”), (ii) Dangdai International Group Co., Limited, Mission Right Limited, Wealth Map Holdings Limited, Earls Mill Limited, OPEA SRL, Maplebrook Limited, Full Moon Resources Limited, Viktor Pan and Zheng Zhou (together with the Management Rollover Stockholders, the “Consortium Rollover Stockholders”) and (iii) Yunfeng Fund III, L.P., TF Capital Fund III L.P., Velvet Investment Pte. Ltd., and Bizuo (Tony) Liu (in his capacity as an equity investor) (the “Equity Investors”).

The board of directors of the Company (the “Company Board”), acting upon the unanimous recommendation of a special committee of the Company Board (the “Special Committee”) consisting solely of independent and disinterested directors to which the Company Board had delegated exclusive authority to consider and negotiate the Merger Agreement, determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, and approved and declared advisable the Merger Agreement and the transactions contemplated thereby.

Pursuant to the Merger Agreement, at the effective time of the Merger (“Effective Time”), each share of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent and shares of common stock owned by the Company, (ii) certain shares of Company Common Stock owned by the Consortium Rollover Stockholders and Novartis Pharma AG (collectively, the “Rollover Stockholders”), and (iii) shares of Company Common Stock owned by stockholders who are entitled to appraisal rights pursuant to Section 262 of the DGCL) will be converted into the right to receive $19.75 in cash, without interest (the “Per Share Merger Consideration”). Concurrently with the execution and delivery of the Merger Agreement, the Consortium Rollover Stockholders entered into a Rollover and Support Agreement with Parent, and Novartis Pharma AG entered into a Rollover and Support Agreement with Parent.

Pursuant to the Merger Agreement, unless otherwise agreed prior to the closing between Parent and the holder thereof, (i) in-the-money vested Company stock options, vested Company time-based restricted stock units and vested Company performance-based restricted stock units (calculated based on actual performance achieved) will be canceled in exchange for cash consideration determined based on the Per Share Merger Consideration, without interest and less any applicable withholding for taxes, (ii) out-of-the-money vested Company stock options will be canceled without payment of any consideration and (iii) unvested Company stock options and unvested Company restricted stock units (including both awards subject to performance-based vesting conditions and awards subject to time-based vesting conditions) will be assumed by Parent as an equity award of the same type, and with the same terms and conditions, covering ordinary shares of Parent (as determined using an exchange ratio provided in the Merger Agreement).

Consummation of the Merger is conditioned on the adoption of the Merger Agreement by the affirmative vote of the holders of (i) at least a majority of all outstanding shares of Company Common Stock and (ii) at least a majority of all outstanding shares of Company Common Stock not held by Parent, the Rollover Stockholders, the Equity Investors and their respective affiliates (the “Company Stockholder Approval”). Consummation of the Merger is also subject to other customary closing conditions, including (i) the absence of any law or order prohibiting, making illegal or enjoining the consummation of the Merger, (ii) clearance by the Committee on Foreign Investment in the United States, (iii) accuracy of representations and warranties, subject to specified materiality thresholds, (iv) compliance with covenants and agreements in the Merger Agreement in all material aspects, and (v) the absence of a material adverse effect on the Company.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to (i) conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, (ii) not engage in certain types of actions or omissions during this period unless agreed to in writing by Parent, (iii) convene and hold a meeting of the Company’s stockholders for the purpose of obtaining the Company Stockholder Approval, and (iv) use reasonable best efforts to cause the Merger to be consummated.

During the period from August 11, 2020 and continuing until 11:59 p.m. (New York time) on September 10, 2020 (the “Go-Shop Period”), the Company is permitted to solicit, initiate, facilitate or encourage acquisition proposals and to participate in discussions or negotiations with respect to any acquisition proposal. From and after September 10, 2020, the Company will be subject to customary “no-shop” restrictions on its ability to solicit acquisition proposals from third parties and to engage in discussions or negotiations with third parties regarding acquisition proposals. However, if a third party has submitted an acquisition proposal during the Go-Shop Period that the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes, or could reasonably be expected to lead to, a Superior Proposal (such third party, an “Excluded Party”), then the Company may continue discussions or negotiations with such Excluded Party until 11:59 p.m. (New York time) on September 25, 2020 (the “Cut-Off Date”). Notwithstanding the “no-shop” restrictions, prior to obtaining the Company Stockholder Approval, under specified circumstances, the Company Board may change its recommendation in connection with a Superior Proposal or Intervening Event (each, as defined in the Merger Agreement) and, in the case of a Superior Proposal, the Company may also terminate the Merger Agreement to accept such Superior Proposal upon payment of the termination fee described below.

The Merger Agreement contains certain customary termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a qualifying Superior Proposal, the Company will be required to pay Parent a termination fee of $12 million (or $6 million in connection with a Superior Proposal received during the Go-Shop Period or from an Excluded Party prior to the Cut-Off Date).

Parent will be required to pay the Company a reverse termination fee of $24 million upon the termination of the Merger Agreement by Parent under specified circumstances, including with respect to Parent’s failure to consummate the Merger when required to do so under the Merger Agreement. Each Equity Investor has entered into a limited guarantee with the Company to guarantee Parent’s obligations under the Merger Agreement to make certain payments to the Company, including payment of the reverse termination fee.

Parent has obtained equity financing commitments from the Equity Investors, each of which has committed to provide capital to Parent under separate equity commitment letters and subject to certain terms and conditions thereof. The Company is entitled to seek specific performance to cause Parent and Merger Sub to cause the equity financing to be funded and close the Merger if all closing conditions are met, Parent and Merger Sub fail to consummate the Merger when required to do so under the Merger Agreement, and the Company confirms that if specific performance is granted and the equity financing is funded, it will proceed with the closing of the Merger.

If the Merger is consummated, the Company Common Stock will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in the confidential disclosure letter provided by the Company to Parent in connection with the signing of the Merger Agreement. The confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purposes of allocating risk between the Company and Parent rather than establishing matters as facts. In addition, investors are not third party beneficiaries under the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company.

Yunfeng Bridge Loan Agreement

Concurrently with the execution and delivery of the Merger Agreement, the Company entered into a Bridge Loan Agreement (the “Yunfeng Bridge Loan Agreement”) with Yunfeng Capital Limited, an affiliate of Yunfeng Fund III, L.P., pursuant to which Yunfeng Capital Limited agreed to provide for an unsecured loan to the Company in an aggregate principal amount of $25 million (the “Yunfeng Bridge Loan”). The Company will repay all unpaid principal amount together with the unpaid and accrued interest payable for the Yunfeng Bridge Loan on the earlier of (i) August 7, 2021, and (ii) the occurrence of an Event of Default (as defined in the promissory note issued pursuant to the terms of the Yunfeng Bridge Loan Agreement (the “Note”), which is attached as Exhibit A to the Yunfeng Bridge Loan Agreement) for so long as such Event of Default has not been remedied by the end of the applicable grace period as set out in the Note (the earlier date of which being the “Maturity Date”). The Yunfeng Bridge Loan Agreement contains customary Events of Default for a loan of this type.

Yunfeng Capital Limited has the right, at its option, to convert all (but not part) of the outstanding amount under the Yunfeng Bridge Loan (i) on the Maturity Date into Company Common Stock at a conversion price equal to the lower of (A) US$19.50 per share and (B) an amount representing a 15% discount to the volume weighted average price over the preceding 30 trading days prior to and including the Maturity Date (as defined in the Note) or (ii) immediately prior to (but subject to) the closing of an Acquisition (as defined in the Note) prior to the Maturity Date, at a conversion price equal to the price per share of Company Common Stock payable (or deemed payable) in the Acquisition.

Amendment Letter to Bridge Loan Agreement

Concurrently with the execution and delivery of the Merger Agreement, the Company and Winsor Capital Limited, an affiliate of TF Capital Ranok Ltd., entered into an Amendment Letter (the “Amendment Letter”) in connection with the Bridge Loan Agreement, dated as of January 28, 2020, by and between the Company and Winsor Capital Limited (the “TF Bridge Loan Agreement”). Pursuant to the Amendment Letter, the Company and Winsor Capital Limited have agreed to revise the terms of the previously announced bridge loan to provide for a new maturity date being the earlier of (i) August 7, 2021, and (ii) the occurrence of an Event of Default (as defined in the promissory note issued pursuant to the terms of the TF Bridge Loan Agreement) for so long as such Event of Default (as defined in the TF Bridge Loan Agreement) has not been remedied by the end of the applicable grace period as set out therein.

Except as set forth above, the terms of the TF Bridge Loan Agreement, which was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 29, 2020, remain the same.

The foregoing descriptions of the Yunfeng Bridge Loan Agreement and the Amendment Letter do not purport to be complete and are qualified in their entirety by reference to the Yunfeng Bridge Loan Agreement and the Amendment Letter which are filed as Exhibit 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 8.01.	Other Events

On August 12, 2020, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward Looking Statements

Statements in this communication relating to plans, strategies, specific activities, and other statements that are not descriptions of historical facts, including our statements regarding enrollment of clinical trial patients and expectations relating to the development, safety and efficacy of our drugs, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include any risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including risks relating to the impact of the COVID-19 pandemic on our operations, including risks associated with the evolving COVID-19 pandemic and actions taken in response to it. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “could,” “expect,” “plans,” “intend,” “estimate,” “projects,” “presents,” “potential,” “continue” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, among others, statements about the benefits of the proposed transaction, including future financial and operating results, plans, objectives, expectations for CBMG and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of the management of CBMG and are subject to significant risks and uncertainties outside of CBMG’s control. These risks and uncertainties include the possibility that the anticipated benefits from the proposed transaction will not be realized, or will not be realized within the expected time periods; the occurrence of any event, change or other circumstances that could give rise to termination of the proposed transaction agreement; the failure of CBMG’s stockholders to adopt the Merger Agreement; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the proposed transaction; the retention of certain key employees at CBMG; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the inability to obtain necessary regulatory approvals for the proposed transaction or the receipt of such approvals subject to conditions that are not anticipated; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the outcome of any legal proceedings related to the proposed transaction; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; the impact of the proposed transaction on the Company’s credit rating; and other risks described in CBMG’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. These statements reflect our current views with respect to future events or to our future activities and involve known and unknown risks, uncertainties and other factors which may cause our actual activities, actions or achievements to be materially different from any future activities, actions or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, CBMG does not undertake any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Important Information For Investors And Where To Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of CBMG. In connection with the proposed transaction, CBMG intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies from CBMG’s stockholders for the proposed transaction, and CBMG and certain other persons, including Parent, intend to file a Schedule 13E-3 transaction statement with the SEC. The Company will mail to each stockholder entitled to vote at the special meeting the definitive proxy statement, which will contain important information about the proposed transaction and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF CBMG ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CBMG, THE PROPOSED TRANSACTION AND RELATED MATTERS. Stockholders may obtain free copies of the proxy statement and other documents (when available) that CBMG files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by CBMG will also be available free of charge on CBMG’s website at https://www.cellbiomedgroup.com or by directing a request to Cellular Biomedicine Group, Inc., Attn: Derrick C. Li, Head of Strategy and Investor Relations, CBMG or by calling (301) 825 5320.

Participants in the Solicitation

CBMG and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from CBMG’s stockholders in connection with the proposed transaction. Information regarding the ownership of CBMG securities by CBMG’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about CBMG’s directors and executive officers is also available in CBMG’s proxy statement for its 2020 annual meeting of stockholders filed with the SEC on April 29, 2020 and is supplemented by other filings made, and to be made, with the SEC by CBMG. Additional information regarding persons who may be deemed participants in the solicitation of proxies from CBMG’s stockholders in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement described above when it is filed with the SEC. These documents are or will be available free of charge as described above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of August 11, 2020, by and among Cellular Biomedicine Group, Inc., CBMG Holdings and CBMG Merger Sub Inc.*

10.1	Bridge Loan Agreement, dated as of August 11, 2020, by and between Cellular Biomedicine Group, Inc. and Yunfeng Capital Limited.

10.2	Amendment Letter, dated as of August 11, 2020, by and between Cellular Biomedicine Group, Inc. and Winsor Capital Limited in relation to the Bridge Loan Agreement, dated as of January 28, 2020, by and between Cellular Biomedicine Group, Inc. and Winsor Capital Limited.

99.1	Press Release issued August 12, 2020.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*

All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: August 12, 2020	By:	/s/ Tony (Bizuo) Liu
Tony (Bizuo) Liu
Chief Executive Officer